Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings
Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) Global Allocation Fund (BR_GAF)
BlackRock Global Allocation Portfolio of BlackRock Series Fund Inc.
(BVA_GA)
BlackRock Global Allocation V.I. Fund (US) (BVA_GAVI)
AZL BlackRock Global Allocation Fund (trading sleeve) (E_AZ-GA) JNL/BlackRock Global Allocation Fund (trading sleeve) (E_JN-GA) MassMutual Select BlackRock Global Allocation Fund (Trading Sleeve) (E_MM-GA)
Curian / BlackRock Global Long Short Credit Fund (SMF_CC-GC) Transamerica BlackRock Global Allocation VP - Trading Sleeve (SMF_TA-
GA)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
02-25-2015
Security Type:
EQUITY/PFD

Issuer
Actavis plc (Preferred-2018)
Selling Underwriter
J.P. Morgan Securities LLC
Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
J.P. Morgan Securities LLC, Mizuho Securities USA
Inc., Wells Fargo Securities, LLC, Morgan Stanley
& Co. LLC, Barclays Capital Inc., Citigroup Global
Markets Inc., BNP Paribas Securities Corp., HSBC
Securities (USA) Inc., Mitsubishi UFJ Securities
(USA), Inc., RBS Securities Inc., SMBC Nikko
Securities America, Inc., TD Securities (USA) LLC,
DNB Markets, Inc., Lloyds Securities Inc., Scotia
Capital (USA) Inc., BBVA Securities Inc., Credit
Agricole Securities (USA) Inc., Fifth Third
Securities, Inc., PNC Capital Markets LLC,
Santander Investment Securities Inc.

Transaction Details
Date of Purchase
02-25-2015

Purchase Price/Share(per share / % of par)
$1,000
Total Commission, Spread or Profit
2.43720%

1.  Aggregate Principal Amount Purchased (a+b)
250,000
a.  US Registered Funds (Appendix attached
with individual Fund/Client purchase)
144,473
b.  Other BlackRock Clients
105,527
2.  Aggregate Principal Amount of Offering
4,600,000
Fund Ratio [Divide Sum of #1 by #2]Must be less than 0.25
0.054347

Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X]U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Municipal Securities
[ ]Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ]Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]
YES
[ ]
NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]
YES
[ ]
NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date
03-02-2015

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date
03-02-2015

Global Syndicate Team Member